Exhibit 1.1

15,130,000 Common Shares

NORTH AMERICAN ENERGY PARTNERS INC.

UNDERWRITING AGREEMENT

[•], 2007

Credit Suisse Securities (USA) LLC,

UBS Securities LLC,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

  Eleven Madison Avenue,

    New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. North American Energy Partners Inc., a Canadian Federal corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell of 2,520,000 its common shares, no par value per share (the “Securities”), and the shareholders listed in Schedule A hereto (the “Selling Shareholders”) propose severally, subject to the terms and conditions stated herein, to sell an aggregate of 12,610,000 Securities (collectively, the “Firm Securities”), to the several Underwriters named in Schedule B hereto (the “Underwriters”) for which Credit Suisse Securities (USA) LLC (“Credit Suisse”) and UBS Securities LLC (“UBS”) are acting as Representatives (the “Representatives”) in connection with the offering (the “Offering”) and sale of such Firm Securities in the United States and internationally. The Offering will be made in the provinces and territories of Canada through those Underwriters or their affiliates who are registered to offer the Firm Securities for sale in such provinces and territories, including Credit Suisse Securities (Canada), Inc., UBS Securities Canada Inc. and CIBC World Markets Inc., and such other registered dealers as may be designated by the Representatives, each such Underwriter, affiliate or dealer, as the case may be, acting as principals and for their own account in connection with the Offering made in Canada.

In addition, the Company and the Selling Shareholders severally propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,269,500 additional Securities (the “Optional Securities”). The Firm Securities and the Optional Securities are hereinafter called the “Offered Securities”.

The Company and the Selling Shareholders hereby agree with the several Underwriters as follows:

2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement (File No. 333-144222) (“initial registration statement”) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and an additional registration statement (“additional registration statement”) relating to the Offered Securities may have been or may be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 (“Act”). “Initial Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of the Form on which it is filed and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C (“Rule 430C”) under the Act or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act and that in any case has not then been superseded or modified. “Additional Registration Statement” as of any time means the additional registration statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b) and that in any case has not then been superseded or modified. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. “Registration Statement” as of any time means the Initial Registration Statement and any Additional Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in such Registration Statement as of the time specified in Rule 430A. As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. For purposes of this Agreement, “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. “Statutory Prospectus” as of any time means the prospectus included in a Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “U.S. Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means [•]:00 [A/P].m. (Eastern time) on the date of this Agreement.

(ii) A preliminary short form base PREP prospectus and a final short form base PREP prospectus, in each case in the English and French languages and, with respect to the final short form base PREP prospectus, omitting the PREP information (as hereinafter defined) in accordance with the rules and procedures established pursuant to National Instrument 44-103 for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”), have been filed and a final prospectus will be filed with the securities regulatory authorities (collectively, the “Canadian Securities Commissions”) in each of the Provinces and Territories of Canada (collectively, the “Qualifying Jurisdictions”) pursuant to National Policy 43-201 (“NP 43-201”) and National Instrument 44-101 (“NI 44-101”), including with the Alberta Securities Commission (the “Reviewing Authority”) which has been notified that it has been selected as the principal regulator pursuant to NP 43-201, in compliance with all applicable securities laws of the Canadian Securities Commissions and the respective regulations and rules made under those securities laws together with all applicable published policy statements, blanket orders and rulings of the Canadian Securities Commissions and all discretionary orders or rulings, if any, of the Canadian Securities Commissions made in connection with the transactions contemplated by this Agreement (collectively, the “Canadian Securities Laws”); preliminary decision documents under the mutual reliance review system procedures (the “MRRS”) provided for under NP 43-201, evidencing that preliminary receipts of the Canadian Securities Commissions in each of the Qualifying Jurisdictions have been issued in respect of such preliminary short form base PREP prospectus and a final MRRS decision document, evidencing that final receipts of the Canadian Securities Commissions in each of the Qualifying Jurisdictions have been issued in respect of such final short form base PREP prospectus and any amendment thereto, have been issued by the Reviewing Authority on behalf of the Canadian Securities Commissions in the form heretofore delivered to you for each of the Underwriters (together with all documents filed in connection therewith); no other document with respect to such preliminary short form base PREP prospectus or such final short form base PREP prospectus, or amendment thereto, has heretofore been filed or transmitted for filing with the Canadian Securities Commissions and no order having the effect of ceasing or suspending the distribution (as hereinafter defined) of the Offered Securities has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or threatened by any Canadian Securities Commission (the preliminary short form base PREP prospectus in the English and French languages including the documents incorporated by reference therein, as the same may have been amended, filed with the Reviewing Authority being hereinafter called the “Canadian Preliminary Prospectus” and each, where the context requires, a “Canadian Preliminary Prospectus” and the final short form base PREP prospectus in the English and French languages including the documents incorporated by reference therein to be filed with the Reviewing Authority and for which a final MRRS decision document will be obtained, being hereinafter called the “Canadian Prospectus”; provided that, from and after the time the supplemented Canadian Prospectus (containing the PREP information) is filed with the Reviewing Authority in accordance with Section 5(b) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and, notwithstanding the foregoing, the supplemented Canadian Prospectus in the English and French languages setting forth the PREP information is hereinafter referred to as the “supplemented Canadian Prospectus”; the information included in the supplemented Canadian Prospectus that is omitted from the Canadian Prospectus but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Prospectus on the date of the supplemented Canadian Prospectus is referred to as the “PREP information”; and “distribution” means “distribution” or “distribution to the public” of the Offered Securities as those terms are defined under Canadian Securities Laws); the U.S. Prospectus and the Canadian Prospectus are hereinafter collectively called the “Prospectuses”.

(iii) (A) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations thereunder and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the U.S. Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the U.S. Prospectus is included, each Registration Statement and the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the U.S. Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iv) (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus dated [•], 2007 (which is the most recent Statutory Prospectus distributed to investors generally), the Canadian Preliminary Prospectus and the information set forth on Schedule D to this Agreement all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) At the time each Canadian Preliminary Prospectus was issued the information and statements contained in such Canadian Preliminary Prospectus were true and correct in all material respects and did not contain any misrepresentation (as defined in applicable Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Offered Securities and the Company as required by the Canadian Securities Laws. At the time the Canadian Prospectus or any amendment or supplement thereto is issued, at the Closing Date (as defined herein) (and, if any Optional Securities are purchased, at the applicable Optional Closing Date), and at any time when the Canadian Prospectus is required by applicable law to be delivered in connection with sales of Offered Securities, the Canadian Prospectus and any such amendment will be true and correct in all material respects and will not contain any misrepresentation (as defined in applicable Canadian Securities Laws) and will constitute full, true and plain disclosure of all material facts relating to the Offered Securities and the Company as required by applicable Canadian Securities Laws. Each Canadian Preliminary Prospectus and the supplemented Canadian Prospectus and any amendments and supplements thereto, as of their respective dates, complied and the Canadian Prospectus will comply, as applicable, in all material respects, with the Canadian Securities Laws. The representations and warranties in this subsection shall not apply to statements in or omissions from any Canadian Preliminary Prospectus or Canadian Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Canadian Preliminary Prospectus or Canadian Prospectus.

(vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(ix) Each significant subsidiary (as that term is defined in Rule 1-02(w) of Regulation S-X) of the Company (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding share capital or other ownership interest of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the share capital or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens and encumbrances imposed under the Second Amended and Restated Credit Agreement, dated June 7, 2007, among the Company, the lenders named therein and Canadian Imperial Bank of Commerce, as administrative agent.

(x) The Offered Securities and all other outstanding shares of the Company have been duly authorized; all outstanding shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the description thereof contained in the General Disclosure Package and will conform to the description thereof contained in the Prospectuses; and the shareholders of the Company have no preemptive rights with respect to the Securities.

(xi) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(xii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or file a prospectus under Canadian Securities Laws with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or qualified for distribution pursuant to the Canadian Prospectus or in any securities being registered pursuant to any other registration statement filed by the Company under the Act or pursuant to a Prospectus filed under Canadian Securities Laws, except as disclosed in the General Disclosure Package with regards to the Registration Rights Agreement, dated November 26, 2003, among the Company and the shareholders party thereto.

(xiii) The Offered Securities have been approved for listing subject to notice of issuance on the New York Stock Exchange, and the Company has obtained conditional approval of the Toronto Stock Exchange for listing of the Offered Securities on the Toronto Stock Exchange. The uncertificated form and the terms of the Securities have been approved and adopted by the board of directors of the Company and do not conflict with any applicable laws or the rules of the Toronto Stock Exchange. On the First Closing Date (as defined below), the Securities will be listed on the New York Stock Exchange and at the time of the First Closing will be approved for listing subject to notice of issuance on the Toronto Stock Exchange and, as of the opening for trading of such stock exchanges on the First Closing Date, will be posted for trading on the New York Stock Exchange and the Toronto Stock Exchange, respectively; provided, in the case of the Toronto Stock Exchange, that the Closing will have been completed prior to such opening.

(xiv) No consent, approval, authorization, or order of, or filing with, any U.S. federal or state or Canadian federal or provincial governmental agency or body or any U.S. federal or state or Canadian federal or provincial court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (A) such as have been obtained and made under the Act and such as may be required under state securities laws; or (B) such as have been obtained or such as may be required under Canadian Securities Laws; or (C) the U.S. Prospectus to be filed pursuant to Rule 424(b) and the supplemented Canadian Prospectus to be filed after the date of this Agreement.

(xv) Except as disclosed in the General Disclosure Package, under current laws and regulations of Canada and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Canadian dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to holders thereof who are non-residents of Canada will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

(xvi) The execution and delivery of this Agreement by the Company, the performance of its obligations hereunder, and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation, or default would not have a Material Adverse Effect, or (C) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(xvii) This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) Except as disclosed in the General Disclosure Package, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xix) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xx) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xxi) The Company and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xxii) Except as disclosed in the General Disclosure Package, neither the Company nor any of its Significant Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(xxiii) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its Significant Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(xxiv) The financial statements included or to be included, in the case of the Canadian Prospectus, in each Registration Statement, the Canadian Prospectus and the General Disclosure Package present fairly or will present fairly, as the case may be, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in Canada applied on a consistent basis; and the schedules included or to be included, in the case of the Canadian Prospectus, in each Registration Statement and the Canadian Prospectus present fairly or will present fairly, as the case may be, the information required to be stated therein.

(xxv) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(xxvi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

(xxvii) The descriptions in the Registration Statements and the Canadian Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present, or will be accurate and will fairly present, as the case may be, the information in all material respects.

(xxviii) The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are currently in effect and with which the Company is required to comply, and is taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the date of this Agreement.

(xxix) The Company has made all filings required to be made by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(xxx) The Company is qualified to file a prospectus in the form of a short form prospectus in accordance with NI 44-101 for the distribution of the Offered Securities.

(xxxi) All information and statements set forth in all information filed by, or on behalf of the Company, with any Canadian Securities Commission in compliance, or intended compliance, with any Canadian Securities Laws (the “Public Record”) were true, correct, and complete in all material respects and did not contain any misrepresentation (as defined under the Canadian Securities Laws) as of the date of such information or statements and the Company has not filed any confidential material change reports which continue to be confidential.

(xxxii) The Securities are listed and posted for trading on the Toronto Stock Exchange and the Company is in material compliance with the bylaws, rules and regulations of the Toronto Stock Exchange.

(xxxiii) The Company is a reporting issuer in good standing and not in default in each of the Qualifying Jurisdictions.

(b) Each Selling Shareholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Such Selling Shareholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(ii) This Agreement, the Power of Attorney and related Custody Agreement with respect to each Selling Shareholder has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into (A) this Agreement, (B) a Custody Agreement (“Custody Agreement”) signed by such Selling Shareholder and the custodian relating to the deposit of the Offered Securities by such Selling Shareholder and (C) a Power of Attorney (“Power of Attorney”) appointing Douglas A. Wilkes and Rodney J. Ruston as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein and relating to the transactions herein contemplated; and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

(iv) (A) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations thereunder and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional

Registration Statement each conforms, and at the time of filing of the U.S. Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the U.S. Prospectus is included, each Registration Statement and the U.S. Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations thereunder, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent statements in or omissions from a Registration Statement or the U.S. Prospectus are based upon written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by a particular Selling Shareholder (the “Selling Shareholder Information” of such Selling Shareholder) consists of the name of such Selling Shareholder, the number of Offered Securities to be offered by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding any percentages) which appear in the table (and the corresponding footnotes thereto) under the caption “Principal and Selling Shareholders” in the U.S. Prospectus.

(v) At the time each Canadian Preliminary Prospectus was issued, the information and statements contained in such Canadian Preliminary Prospectus were true and correct in all material respects and did not contain any misrepresentation (as defined in applicable Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Offered Securities and the Company as required by the Canadian Securities Laws. At the time the Canadian Prospectus or any amendment or supplement thereto is issued, at the Closing Date (as defined herein) (and, if any Optional Securities are purchased, at the applicable Optional Closing Date), and at any time when the Canadian Prospectus is required by applicable law to be delivered in connection with sales of Offered Securities, the Canadian Prospectus and any such amendment or supplement will be true and correct in all material respects and will not contain any misrepresentation (as defined in applicable Canadian Securities Laws) and will constitute full, true and plain disclosure of all material facts relating to the Offered Securities and the Company as required by applicable Canadian Securities Laws. The representations and warranties in this subsection shall apply only to the extent statements in or omissions from the Canadian Preliminary Prospectus or Canadian Prospectus are based upon Selling Shareholder Information of such Selling Shareholder.

(vi) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(vii) The sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the General Disclosure Package, the U.S. Prospectus and the Canadian Prospectus or any supplement thereto.

(viii) No consent, approval, authorization, or order of, or filing with, any U.S. federal or state or Canadian federal or provincial governmental agency or body or any U.S. federal or state or Canadian federal or provincial court is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by this Agreement or the Custody Agreement in connection with the sale of the Offered Securities by such Selling Shareholder, except (A) such as have been obtained and made under the Act and such as may be required under state securities laws; and (B) such as have been obtained and made or such as may be required under Canadian Securities Laws.

(ix) The execution and delivery of this Agreement and the Custody Agreement by such Selling Shareholder, the performance of its obligations hereunder and thereunder, and the consummation of the transactions by such Selling Shareholder herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of such Selling Shareholder’s properties, or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or the charter or by-laws or other organizational documents of such Selling Shareholder.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of U.S.$[•] per share, the respective numbers of Firm Securities set forth opposite the names of the Underwriters in Schedule B hereto; provided, however, that to the extent the Representatives notify the Company and the Selling Shareholders that any Firm Securities were sold in Canada, the purchase price for such shares will be payable in Canadian dollars at C$[•] per share.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with CIBC Mellon Trust Company, as custodian (“Custodian”). Such Selling Shareholder agrees that the shares represented by the certificates held in custody for such Selling Shareholder under such Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of such Selling Shareholder (if an individual) or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If such Selling Shareholder (if an individual) or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in U.S. Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company and the respective Selling Shareholders at the office of Cravath, Swaine & Moore LLP, New York, New York, at 9:00 A.M., New York time, on [•], 2007, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the Offering. The Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for inspection at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the U.S. Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters such Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is 378,000 in the case of the

Company and, in the case of a Selling Shareholder, the number of shares set forth opposite the names of such Selling Shareholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold”, and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from the Company and the Selling Shareholders for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives on behalf of the Underwriters to the Company and the Selling Shareholders. It is understood that the Representatives are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representatives’ instructions to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor in U.S. Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company and the respective Selling Shareholders, at the office of Cravath, Swaine & Moore LLP, New York, New York. The Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for inspection at the office of Cravath, Swaine & Moore LLP, at a reasonable time in advance of such Optional Closing Date.

As compensation for the Underwriters’ commitments, the Company and the Selling Shareholders will pay to the Representatives for the Underwriters’, or their affiliates’, proportionate accounts the sum of U.S.$[•] per share in the case of Securities sold in the United States and internationally and C$[•] per share in the case of Securities sold in Canada times the total number of Securities purchased by the Underwriters on each Closing Date. Such payment will be made on each Closing Date with respect to the Securities purchased on such Closing Date.

All payments by or on account of any obligation of the Company or a Selling Shareholder to an Underwriter hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Canada, any Province or Territory of Canada or any political subdivision thereof or authority or agency therein excluding any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as an Underwriter hereunder (all such non-excluded taxes, being “Canadian Taxes”). If, however, the Company or a Selling Shareholder shall be required to deduct any Canadian Taxes from any such payment, then the Company or the Selling Shareholder (as the case may be) shall (i) increase the sum payable as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Underwriter receives an amount equal to the sum it would have received had no such deductions been made, (ii) make such deductions and (iii) pay the full amount deducted to the relevant governmental authority in accordance with applicable law As soon as practicable after any payment of Canadian Taxes by the Company or a Selling Shareholder to a governmental authority, the Company or the Selling Shareholder (as applicable) shall deliver to the Underwriter the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Underwriter.

The Company or a Selling Shareholder (as applicable) shall indemnify an Underwriter, within 10 days after written demand therefor, for the full amount of any Canadian Taxes paid by such Underwriter on or with respect to any payment by or on account of any obligation of the Company or the Selling Shareholders hereunder, as applicable (including Canadian Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Canadian Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate setting forth the amount of such payment or liability delivered to the Company or a Selling Shareholder (as applicable) by an Underwriter shall be conclusive absent manifest error.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the U.S. Prospectus.

5. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

(a) The Company will file the U.S. Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the U.S. Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) The Company will use its best efforts to file the supplemented Canadian Prospectus (containing the PREP information) in accordance with the PREP procedures with each of the Canadian Securities Commissions not later than 8:00 A.M. New York time on the first business day following the execution of this Agreement and take all other steps and proceedings that may be necessary to qualify the Offered Securities for distribution and sale to the public in each of the Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, promptly advise the Representatives after it receives notice thereof, of the time when any amendment or supplement to the Canadian Prospectus has been filed and to furnish the Representatives with copies thereof (in the English and French languages) and to deliver to the Representatives all signed and certified copies of any such amended supplemented Canadian Prospectus in the English and French languages.

(c) The Company will advise the Representatives promptly of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement, any Statutory Prospectus, the Canadian Prospectus or any other part of the Public Record and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge, of the issuance by the applicable Canadian Securities Commission or the Toronto Stock Exchange of any order suspending or preventing the use of a Canadian Preliminary Prospectus or the Canadian Prospectus, the suspension of the qualification of the Offered Securities for offering or sale in any of the Qualifying Jurisdictions; the institution, threatening or contemplation of any proceeding for any of those purposes or any requests made by any Canadian Securities Commission or the Toronto Stock Exchange for amending or supplementing the Canadian Prospectus or for additional information, and the Company will make every commercially reasonable effort to prevent the issuance of any such order or any such suspension and, if any such order is issued or any such suspension occurs, to obtain the withdrawal of such order or suspension, as the case may be, at the earliest possible moment.

(d) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act or Canadian Securities Laws in connection with sales by any Underwriter or dealer, any event occurs as a result of which the U.S. Prospectus or Canadian Prospectus as each is then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the U.S. Prospectus or amend or supplement the Canadian Prospectus to comply with the Act or Canadian Securities Laws, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and the Canadian Securities Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, each Canadian Preliminary Prospectus and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the U.S. Prospectus and, during such time as the distribution of the Offered Securities continues in the Qualifying Jurisdictions, the Canadian Prospectus, and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The U.S. Prospectus and the supplemented Canadian Prospectus shall be so furnished on or prior to [•] A/P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. The Company has previously delivered to the Underwriters copies of each Canadian Preliminary Prospectus, approved, signed and certified as required by the Canadian Securities Laws. Each delivery of a Canadian Preliminary Prospectus or the Canadian Prospectus shall have constituted or shall constitute, as the case may be, consent by the Company to use by the Underwriters of those documents in connection with the distribution of the Offered Securities for sale in all of the Qualifying Jurisdictions, subject to the Canadian Securities Laws.

(g) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(h) Until the “distribution” (for purposes of Canadian Securities Laws) of the Offered Securities in the Qualifying Jurisdictions is completed, the Company shall promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under the Canadian Securities Laws to continue to qualify the distribution of the Securities in each of the Qualifying Jurisdictions or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to so qualify again the Offered Securities, as applicable, for distribution in each of the Qualifying Jurisdictions.

(i) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be, under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(j) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Securities of the Company or securities convertible into or exchangeable or exercisable for any Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except grants of stock options to employees and directors of the Company pursuant to the terms of a plan in effect on the date hereof and issuances of Securities pursuant to the exercise of such options or the exercise of any other stock options outstanding on the date hereof. The initial Lock-Up Period will commence on the date hereof and will continue to and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news or the occurrence of the material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-up Period.

(k) The Company and the Selling Shareholders will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l) Each Selling Shareholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional Securities of the Company or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news or the occurrence of the material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives and the Selling Shareholders with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements, the Canadian Prospectus and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU Section 722, Interim Financial Information, on the unaudited financial statements included in the Registration Statements, the Canadian Prospectus and the General Disclosure Package;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Registration Statements, the Canadian Prospectus or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles in Canada;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, other than as disclosed in the General Disclosure Package, there was any change in the share capital or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package;

(C) for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectuses, in consolidated revenues, operating income or in the total or per share amounts of consolidated net income; and

(D) the pro forma financial statements included in the Registration Statement, the Canadian Prospectus or the General Disclosure Package do not comply as to form in all material respects with Article 11 of Regulation S-X and that the adjustments included therein have been correctly applied.

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the General Disclosure Package disclose have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time, and “U.S. Prospectus” shall mean the prospectus included in the Registration Statements.

(b) If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the U.S. Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The U.S. Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations under the Act and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission. The Canadian Prospectus shall have been filed with the Canadian Securities Commissions in accordance with Section 5(b) hereof and no order having the effect of ceasing or suspending the distribution of the Offered Securities shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Commission or the Toronto Stock Exchange.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., Canada or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York or Canadian authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or Canada or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Canada, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Borden Ladner Gervais LLP, counsel for the Company, with respect to the matters set forth in Exhibit A hereto.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Bracewell & Giuliani LLP, counsel for the Company, with respect to the matters set forth in Exhibit B hereto.

(f) The Representatives shall have received an opinion, dated such Closing Date, of Bracewell & Giuliani LLP, counsel for the Selling Shareholders, except for Perry Luxco S.A.R.L., Perry Partners, L.P. and Perry Partners International, Inc. (“Perry”), and of Akin Gump Strauss Hauer Feld LLP, counsel for Perry, a Selling Shareholder, with respect to the matters set forth in Exhibit C hereto.

(g) The Representatives shall have received from Bennett Jones LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the U.S. Prospectus and other related matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters and Bennett Jones LLP may rely on the opinion of Borden Ladner Gervais LLP as to certain matters which specifically relate to the Company and the Offered Securities, including the creation and issuance of the Offered Securities.

(h) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements, the U.S. Prospectus and other related matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to all matters governed by Canadian law upon the opinion of Bennett Jones LLP referred to above.

(i) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state, on behalf of the Company, that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; no order having the effect of ceasing or suspending the distribution of the Offered

Securities has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by any Canadian Securities Commission or Canadian securities regulatory authority; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(j) The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(k) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters, each substantially in the form attached as Exhibit D hereto, from each of the parties listed in Schedule E hereto.

(l) The Custodian shall have delivered to the Representatives a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the U.S. Prospectus, the Canadian Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, Statutory Prospectus as of any time, the U.S. Prospectus, the Canadian Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Shareholder Information of such Selling Shareholder, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities by such Selling Shareholder hereunder.

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each Selling Shareholder, and their respective partners, members, directors and officers and each person, if any who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus as of any time, the U.S. Prospectus, the Canadian Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Statutory Prospectus, the U.S. Prospectus and Canadian Prospectus under the caption “Underwriting” furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the sixth paragraph; (ii) the ninth paragraph regarding sales to accounts over which the Underwriters have discretionary authority; (iii) the twelfth paragraph regarding the release of the lock-up agreements; (iv) the seventeenth, eighteenth and nineteenth paragraphs regarding stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids; and (vii) the twentieth paragraph regarding prospectuses in electronic format.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section or Section 10 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or a Selling Shareholder, to each officer of the Company who has signed a Registration Statement or the Canadian Prospectus and to each person, if any, who controls the Company or a Selling Shareholder within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCO-IBO, fax number 917-256-7570, and c/o UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: Lisa Firenze, fax number 212- 821-3915, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at North American Energy Partners Inc., Zone 3, Acheson Industrial Area, 2-53016

Highway 60, Acheson, Alberta T7X 5A7, fax number 780-960-7167, Attention: Douglas A. Wilkes, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or faxed and confirmed to c/o North American Energy Partners Inc., Zone 3, Acheson Industrial Area, 2-53016 Highway 60, Acheson, Alberta T7X 5A7, fax number 780-960-7167, Attention: Douglas A. Wilkes; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse will be binding upon all the Underwriters. Douglas A. Wilkes and Rodney J. Ruston will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by Douglas A. Wilkes and Rodney J. Ruston will be binding upon all the Selling Shareholders.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or the Selling Shareholders on other matters;

(b) the price of the securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arm’s-length negotiations with the Representatives, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholders, including shareholders, employees or creditors of Company or the Selling Shareholders.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding among the parties to this Agreement arising out of or relating to this Agreement. The Company irrevocably appoints CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,
NORTH AMERICAN ENERGY PARTNERS INC.

By
Name: Title:

[Selling Shareholders]

By
Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:
Acting on behalf of itself and as the Representatives of the several Underwriters

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:
Acting on behalf of itself and as the Representatives of the several Underwriters

SCHEDULE A

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold

Total

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC
UBS Securities LLC
CIBC World Markets Corp
Jefferies & Company, Inc

Total

SCHEDULE C

General Use Issuer Free Writing Prospectus (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[TO BE INSERTED]

SCHEDULE D

Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	Public offering price of Offered Securities: U.S. $[•] / C$[•] per share

2.	Number of Firm Securities sold by the Company: [•] shares

3.	Number of Firm Securities sold by the Selling Shareholders: [•] shares

4.	Number of Optional Securities sold by the Company: [•] shares

5.	Number of Optional Securities sold by the Selling Shareholders: [•] shares

SCHEDULE E

List of Shareholders Subject to Lock-up Agreements

EXHIBIT A

Form of Opinion of Borden Ladner Gervais LLP

EXHIBIT B

Form of Opinion of Bracewell & Giuliani LLP

EXHIBIT C

Form of Opinion of Counsel for the Selling Shareholders

EXHIBIT D

Form of Lock-Up Letters

                        , 2007

NORTH AMERICAN ENERGY PARTNERS INC.

Zone 3 Acheson Industrial Area

2-53016 Highway 60

Acheson, Alberta T7X 5A7

Credit Suisse Securities (USA) LLC,

UBS Securities LLC,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for common shares, no par value per share (the “Securities”) of North American Energy Partners Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and UBS Securities LLC (“UBS”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse and UBS, it will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue to and include the date 90 days after the date of the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse and UBS waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Credit Suisse to the Company (in accordance with Section 11 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or applicable securities laws in each of the provinces of Canada shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

The undersigned further agrees that it will not, during the Lock-Up Period (as the same my be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, or the filing of a prospectus under any Canadian securities laws with respect to any Securities or any securities convertible into or exercisable or exchangeable for Securities.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the earlier of (i) September 30, 2007 and (ii) the date on which the Company (a) notifies Credit Suisse that the Company is not proceeding with the offering of the Securities and (b) withdraws the registration statement filed in connection with the offering of the Securities. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name: